                                  SCHEDULE 14A
                                   (Rule 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2)
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       NATIONAL SANITARY SUPPLY COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        NATIONAL SANITARY SUPPLY COMPANY

                    Notice of Annual Meeting of Stockholders

                                  May 19, 1997


                  The Annual Meeting of Stockholders of National Sanitary Supply Company will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 19, 1997 at 1:30 p.m. for the following purposes:

                  (1)  To elect directors;

                  (2)  To approve and adopt the l997 Stock Incentive Plan;

                  (3) To approve an amendment to National Sanitary Supply Company's Amended Certificate of Incorporation increasing the number of authorized shares of Common Stock from 7,000,000 to 9,000,000;

                  (4) To ratify the selection by the Board of independent accountants; and

                  (5) To transact such other business as may properly be brought before the meeting.

                  Stockholders of record at the close of business on March 19, 1997 are entitled to notice of, and to vote at, the meeting.

                  IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.


                                                Naomi C. Dallob
                                                Secretary


April 4, 1997

                        NATIONAL SANITARY SUPPLY COMPANY

                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Sanitary Supply Company (hereinafter called the "Company" or "National") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on May 19, 1997 ("Annual Meeting") and any adjournments thereof. The Company's mailing address is 2900 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 4, 1997. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

         Only stockholders of record as of the close of business on March 19, 1997 will be entitled to vote at the meeting or any adjournments thereof. On such date, the Company had outstanding 6,192,965 shares of common stock, $1 par value ("Common Stock"), entitled to one vote per share.

                             ELECTION OF DIRECTORS

         Eighteen directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person's principal occupation during the past five years and other pertinent information.

         Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of the holders of a plurality of the votes cast will be necessary to elect each of the nominees for director.

                                    NOMINEES

EDWARD L. HUTTON              Mr. Hutton is Chairman of the Company and
Director since 1983           has held this position since November 1983.
Age:  77                      Mr. Hutton is also Chairman, Chief Executive
                              Officer, and a director of Chemed Corporation, Cincinnati, Ohio (a diversified public corporation with interests in residential and commercial plumbing and drain cleaning services, home-repair service contracts, janitorial supply distribution, medical and dental disposable products distribution and home healthcare services), a Delaware corporation, the majority (83 percent) owner of the Company's outstanding Common Stock
                              ("Chemed") and has held those positions since
                              November 1993 and 1970, respectively. He was also
                              President of Chemed from 1970 to 1993. Mr. Hutton is Chairman and a director of Omnicare, Inc., Cincinnati, Ohio (healthcare services and medical equipment and supplies) ("Omnicare"), a publicly held corporation in which Chemed holds approximately a 1 percent ownership interest. Mr.
                              Hutton is the father of Thomas C. Hutton, a director of the Company.

KEVIN J. MCNAMARA             Mr. McNamara is a Vice Chairman of the Company
Director since 1988           and President of Chemed, having held these
Age:  43                      positions since August 1994. Previously, he served
                              as General Counsel and Assistant Secretary of the Company from August 1986, and as Executive Vice
                              President, General Counsel and Secretary of
                              Chemed, from November 1993. He served as a Vice
                              Chairman of Chemed from May 1992 to November 1993.
                              He is a director of Chemed and Omnicare.

PAUL C. VOET                  Mr. Voet is President and Chief Executive
Director since 1983           Officer of the Company and has held these
Age:  50                      positions since January 1992. Previously, from
                              November 1983 to January 1992, he was Vice
                              Chairman and Chief Executive Officer of the
                              Company. Mr. Voet is also an Executive Vice
                              President of Chemed.  He held the position of Vice
                              Chairman of Chemed from May 1988 to November 1993.
                              He is a director of Chemed.

ROBERT B. GARBER              Mr. Garber is a Vice Chairman of the Company
Director since 1984           and has held this position since January 1992.
Age:  70                      Previously, from April 1986 to January 1992, he
                              was President and Chief Operating Officer of the Company.

NAOMI C. DALLOB               Ms. Dallob is Secretary and General Counsel of
Director since 1987           the Company and has held these positions since
Age: 43                       November 1986 and August 1994, respectively.  Ms.
                              Dallob is also a Vice President and Secretary of Chemed and has held these positions since February
                              1987 and August 1994, respectively.

CHARLES H. ERHART, JR.        Mr. Erhart retired as President of W. R. Grace &
Director since 1989           Co., Boca Raton, Florida (international specialty
Age:  71                      chemicals and packaging) ("Grace") in August 1990,
                              having held this position since July 1989.
                              Previously, from November 1986 to July 1989, he served Grace as Chairman of its Executive
                              Committee. He is a director of Omnicare and Chemed.

NEAL GILLIATT                 Mr. Gilliatt is President of Neal Gilliatt/Stuart
Director since 1986           Watson, Inc., New York, New York (management
Age:  79                      consulting), having held this position since April
                              1982. On April 1, 1982 he retired as Chairman of the Executive Committee of the Interpublic Group of Companies, Inc., New York, New York
                              (advertising and related communications), having held that position since February 1980. Mr.
                              Gilliatt is a director of Consolidated Products, Inc. (restaurants). He is a director emeritus of Chemed.

WILL J. HOEKMAN               Mr. Hoekman is President and Chief Executive
Director since 1994           Officer of Composite Technologies Corporation,
Age: 51                       Ames, Iowa and has held this position since June
                              l996. Previously, since November 1980 and May
                              1994, he was respectively a Senior Vice President and an Executive Vice President of Firstar Bank
                              Iowa, N.A., Des Moines, Iowa.

THOMAS C. HUTTON              Mr. T. C. Hutton is a Vice President of Chemed
Director since 1986           and has held this position since February
Age:  46                      1988.  Mr. Hutton is a director of Chemed and
                              Omnicare and is the son of Edward L. Hutton, Chairman and a director of the Company.

W. DWIGHT JACKSON             Mr. Jackson is an Executive Vice President of the
Director since 1995           Company and Executive Vice President and General
Age:  50                      Manager of its Century Papers, Inc. subsidiary
                              ("NSS - Southwest"). He has held these positions since November and October 1994, respectively.
                              Previously, from January 1990 to October 1994, he was Director of Sales for Scott Paper Co.'s
                              Southwest Division.

CHARLES O. LANE               Mr. Charles Lane retired in February 1996 as
Director since l984           Executive Vice President of Marketing and
Age:  66                      Manufacturing of the Company having held this
                              position since April 1986. Mr. Lane is the brother of Mr. Thomas Lane, Vice
                              President-Administration of the Company.

SANDRA E. LANEY               Mrs. Laney is Senior Vice President and Chief
Director since 1986           Administrative Officer of Chemed and has held
Age:  53                      these positions since November 1993 and May 1991,
                              respectively. She served as a Vice President of Chemed from May 1984 to November 1993. Mrs. Laney is a director of Chemed and Omnicare.

JOHN M. MOUNT                 Mr. Mount is a Principal of Lynch-Mount
Director since May 1996       Associates, Cincinnati, Ohio (management
Age:  55                      consulting) and has held this position since
                              November 1993.  From April 1991 to November 1993,
                              Mr. Mount was Senior Vice President of Diversey
                              Corporation, Detroit, Michigan (specialty chemicals) and President of Diversey's DuBois
                              Industrial Division. He is a director of Chemed and Omnicare.

TIMOTHY S. O'TOOLE            Mr. O'Toole is an Executive Vice President and
Director since 1994           the Treasurer of Chemed and has held these
Age:  41                      positions since May 1992. Previously, from
                              February 1989 to May 1992, he held the positions of Vice President and Treasurer of Chemed. He is a director of Chemed and Omnicare.

D. WALTER ROBBINS, JR.        Mr. Robbins retired as Vice Chairman of Grace
Director since 1991           in January 1987 and thereafter became a
Age:  77                      consultant to Grace until July 1995. He is a
                              director of Chemed and Omnicare.

GARY H. SANDER                Mr. Sander is Senior Vice President, Treasurer
Director from May 1986        and Chief Financial Officer of the Company and
to May 1988 and since         has held these positions since August 1996 and
August 1988                   May 1988, respectively.  From August 1988 to
Age:  47                      August 1996 he was a Vice President of the
                              Company.

KENNETH F. VUYLSTEKE          Mr. Vuylsteke is an Executive Vice President of
Director since 1991           the Company and General Manager of National West
Age: 50                       and has held these positions since January 1992
                              and July 1991, respectively. Previously, from February 1989 to July 1991, he was Vice President and General Manager of the Company's Northwest division.

GEORGE J. WALSH III           Mr. Walsh is a Partner in the law firm of
Director since May 1996       Gould & Wilkie, New York, New York and
Age:  51                      has held this position since January 1978.
                              He is a director of Chemed.

COMPENSATION OF DIRECTORS

         During 1996 each member of the Board of Directors who was not an executive officer or an officer-employee of the Company was paid $1,000 for attendance at each meeting of the Board and $550 for each meeting of a Committee of the Board attended. The Chairman of each Committee was paid $600 for each Committee meeting attended.

         Effective February 5, 1997, each member of the Board of Directors who is not an executive officer or an officer-employee of the Company is paid $1,075 for attendance at each meeting of the Board and $600 for each meeting of a Committee of the Board attended. The Chairman of each committee is paid $650 for each Committee meeting attended. Members of the Incentive Committee were also paid a fee at the rate of $1,200 per annum in l996, increased to $1,400 on February 5, 1997. Since May 1991, each member of the Board of Directors (other than those serving on the Incentive Committee and Mr. Robbins) has been granted an annual unrestricted stock award covering 100 shares of the Company's Common Stock under the 1988 and l995 Stock Incentive Plans. Incentive Committee members and Mr. Robbins were paid the cash equivalent of the stock award. In addition, each member of the Board of Directors and of a Committee is reimbursed for reasonable travel expenses incurred in connection with such meetings.

COMMITTEES AND MEETINGS OF THE BOARD

         The Company has the following Committees of the Board of Directors:
Audit Committee, Compensation Committee, and Incentive Committee. It does not have a nominating committee of the Board of Directors.

         The Audit Committee (a) recommends to the Board of Directors a firm of independent accountants to audit the Company and its consolidated subsidiaries,
(b) reviews and reports to the Board of Directors on the Company's annual financial statements and the independent accountants' report on such financial statements and (c) meets with the Company's senior financial officers, internal auditors and independent accountants to review audit plans and work and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee consists of Messrs. Erhart, T. C. Hutton and Hoekman. The Audit Committee met twice during 1996.

         The Incentive Committee administers the Company's 1986, 1988 and 1995 Stock Incentive Plans. In addition, the Incentive Committee grants stock options and stock awards to key employees of the Company and recommends to the Board of Directors additional year-end contributions by the Company under The National Sanitary Supply Company Employees Thrift and Profit Sharing Plan. The Incentive Committee consists of Messrs. Cunningham, Erhart, Gilliatt and Walsh. The Incentive Committee met three times during 1996.

         The Compensation Committee reviews, approves and recommends to the Board of Directors matters concerning base salary and annual cash incentive compensation for key executives of the Company. The Compensation Committee, consisting of Messrs. McNamara, Cunningham, Walsh and Mrs. Laney, met three times in l996.

         During 1996 there were five meetings of the Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee, with the exception of Mr. Mount, who attended two of the three meetings held during such period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

         Mr. McNamara, a member of the Company's Compensation Committee, is a Vice Chairman of the Company and is an executive officer and director of Chemed. Mrs. Laney, also a member of the Compensation Committee, is also an executive officer and a director of Chemed. Messrs. E. L. Hutton and Voet are directors of Chemed.

                             EXECUTIVE COMPENSATION

JOINT REPORT OF THE COMPENSATION COMMITTEE AND INCENTIVE COMMITTEE ON EXECUTIVE COMPENSATION

         The Company believes that executive compensation must align executive officers' interests with those of the Company's shareholders and that such are best served by directly and materially linking compensation to financial and operating performance criteria, which, when successfully achieved, will enhance shareholder value.

         The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and restricted stock awards along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

         The executive compensation program is administered through the coordinated efforts of the Compensation and the Incentive Committees of the Board of Directors. The membership of the Incentive and Compensation Committees is composed of outside directors (i.e., nonemployees of the Company), although the Compensation Committee includes two officers of Chemed (see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above). The recommendations of the Compensation Committee on base salary and annual cash incentive compensation for key executives must be approved by the full Board of Directors. The Incentive Committee administers the Company's stock incentive plans under which it reviews and approves grants of stock options and restricted stock awards.

         Both the Compensation and Incentive Committees may use their discretion subjectively to set executive compensation where, in their collective judgment, external, internal or individual circumstances warrant. The Compensation and Incentive Committees have considered, and are continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December of 1993. As compensation is currently not expected to exceed the $1 million base, it is not presently affected by these regulations.

         Following is a discussion of the components of the executive officer compensation program.

         In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

         The Compensation Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to achieve their business unit's and the Company's annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment. Other non-financial and somewhat subjective measures of performance relate to organizational development, service expansion and strategic positioning of the Company's assets.

         Individual performance is also taken into account in determining individual bonuses. It is the Company's belief that bonuses as a percent of a senior executive's salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 10 percent to 40 percent of base salary.

         The stock option and restricted stock award program forms the basis of the Company's incentive plans for executive officers and key managers. The objective of these plans is to align executive and long-term shareholder interests by creating a strong and direct link between executive pay and shareholder return.

         Stock options and restricted stock awards are generally granted annually and are generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have vesting restrictions which generally lapse over three or four year periods. The Committee considers each grantee's current option and award holdings in making grants. Both the amounts of restricted stock awards and proportion of stock options increase as a function of higher salary and positions of responsibility within the Company.

         Mr. P. C. Voet's compensation costs were paid 80 percent by the Company and 20 percent by Chemed Corporation in 1996, with the exception of a $42,000 special bonus in December 1996, paid wholly by Chemed. His base salary was increased in 1996, from the base rate of $264,500 to $289,500. His cash bonus paid 80 percent by the Company in respect of 1996 services was $85,000, which represents a decrease of 20 percent from 1995 and 29 percent of his current base salary. Restricted stock awards granted to Mr. Voet in respect of 1996 services are consistent with his responsibilities and relative position in the Company and are shown on the Summary Compensation Table. He received 20,000 stock options in 1996. Factors considered in establishing Mr. Voet's compensation for 1996 were the Company's 9% sales decrease in l996 coupled with increases of 2% points and 2.3% points in gross profit margin and operating expenses as a percent of sales, respectively. The Compensation Committee and the Incentive Committee believe Mr. Voet's l996 compensation is consistent with his performance as measured by these factors and the other criteria discussed above.

         By the Compensation Committee:  Kevin J. McNamara, Chairman
                                         James A. Cunningham
                                         Sandra E. Laney
                                         George J. Walsh III

         By the Incentive Committee:     Neal Gilliatt, Chairman
                                         Charles H. Erhart, Jr.
                                         James A. Cunningham
                                         George J. Walsh III

SUMMARY COMPENSATION TABLE

         The following table shows the plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer and the three other executive officers of the Company who qualify for inclusion in this table for the past three years for all services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                               Long-Term Compensation
                                               ----------------------
              Annual Compensation                      Awards
-------------------------------------------    ----------------------   ----------
Name                                           Restricted  Securities   All
and                                            Stock       Underlying   Other
Principal                                      Awards      Stock        Compen-
Position        Year   Salary($)   Bonus($)    ($)    (1)  Options(#)   sation($)
---------       ----   ---------   --------    ----------  ----------   ----------
Paul C. Voet    1996   $228,275    $68,000     $ 93,502     20,000      $ 96,033 (3)
President and   1995    198,378     79,688      109,992     40,000       199,154
CEO(2)          1994    171,150     59,500       79,625        -          37,854

Kenneth F.      1996    161,458     65,000       65,001     10,000        21,928 (4)
Vuylsteke       1995    152,500     57,609       49,996     20,000        19,850
Executive Vice  1994    143,958     42,000       42,875        -           8,672
President

W. Dwight       1996    138,750     32,500       30,000     10,000        18,303 (5)
Jackson         1995    125,000     56,215       39,997     15,000        12,517
Executive Vice  1994    120,000      7,500       18,375        -           1,837
President

Gary H. Sander  1996    102,500     26,000       25,502      6,000        39,214 (7)
Senior Vice     1995     96,250     35,568       29,998      7,500        96,893
President,      1994     93,125     26,000       24,500        -          17,209
Treasurer and
Chief Financial
Officer (6)

(1) The number and value of aggregate restricted stock holdings at December 31, 1996 are as follows: Paul C. Voet 22,056 shares, $274,973; Kenneth
        F. Vuylsteke 12,142 shares, $153,197; W. Dwight Jackson 6,605 shares, $82,247; Gary H. Sander 6,308 shares, $78,580. Dividends are paid to the holders of restricted stock, who are entitled to vote them, whether or not vested. Restricted stock awards vest evenly over three-year periods.

(2) Represents 80 percent of total compensation, as charged to the Company by Chemed in 1996, 75 percent in 1995, and 60 percent in 1994. Excludes a $35,000 special bonus paid by Chemed in each December of l994 and 1995, and a $42,000 special bonus paid by Chemed in December 1996.

(3) Composed of contributions to defined contribution plans - $79,362; term life insurance premiums - $1,843; $1,375 in the form of an unrestricted award of Company stock ("Stock Award"); $13,453, which is the value of premium payments made by the Company for his benefit under a split dollar life insurance policy, which provides for refund of premiums to the Company on termination of the policy ("Split Dollar Premiums").

(4) Composed of contributions to defined contribution plans - $10,196; term life insurance premiums - $276; Stock Award - $1,375; Split Dollar Premiums - $9,811; car pool subsidy - $270.

(5) Mr. Jackson was hired in October 1994. Composed of contributions to defined contribution plans - $8,745; term life insurance premiums - $168; Stock Award - $1,375; Split Dollar Premiums - $8,015.

(6) Mr. Sander is an employee of Chemed Corporation; these costs are reimbursed 100 percent by the Company.

(7) Composed of contributions to defined contribution plans - $31,421; term life insurance premiums - $855; Stock Award - $1,375; Split Dollar Premiums - $5,563.

OPTION GRANTS

The table below shows information concerning stock options granted in l996 to the executive officers named in the Summary Compensation Table.

                          STOCK OPTION GRANTS IN l996

                                                      Potential Realizable
                                                     Value at Assumed Annual
                                                      Rates of Stock Price
                                                       Appreciation for
                  Individual Grants                      Option Term
-----------------------------------------------------------------------------------------
                                % of Total
                 Number of      Options
                 Securities     Granted to
                 Underlying     Employees    Exercise
                 Options        in Fiscal    Price     Expiration
Name             Granted(#)     Year         $/Sh      Date          5%($)     10%($)
----------------------------------------------------------------------------------------
P.C. Voet        20,000(1)        18.6%      $12.25    3/06/07       $174,000   $454,000

K.F. Vuylsteke   10,000(1)         9.3%       12.25    3/06/07         87,000    227,000

W.D. Jackson     10,000(1)         9.3%       12.25    3/06/07         87,000    227,000

G.H. Sander       4,000(1)         3.7%       12.25    3/06/07         34,800     90,800
                  2,000(2)         1.9%       13.00    11/06/06        16,360     41,440
----------------------------------------------------------------------------------------

(1) These options, which were granted on March 6, 1996, provide for the purchase price of option shares equal to the fair market value of Common Stock on that date and become exercisable in four equal annual installments beginning September 6, 1996.

(2) These options, which were granted on November 6, 1996, provide for the purchase price of option shares equal to the fair market value of Common Stock on that date and become exercisable in four equal annual installments beginning May 6, 1997.

          The following table summarizes the year-end number and value of unexercised stock options held by the named executive officers in the Summary Compensation Table. None of these individuals exercised Company stock options in l996.

                    AGGREGATED OPTION EXERCISES IN 1996 AND
                  STOCK OPTION VALUES AS OF DECEMBER 31, 1996

                                                                            Value of
                                       Number of Unexercised         Unexercised In-the-Money
                                      Options at 12/31/96 (#)        Options at 12/31/96($)(1)
                                     --------------------------     --------------------------
Name                                 Exercisable  Unexercisable     Exercisable  Unexercisable
----                                 -----------  -------------     -----------  -------------
Paul C. Voet                           72,500       35,000            $257,476      $35,800

Kenneth F. Vuylsteke                   16,188       17,500              36,229       17,900

W. Dwight Jackson                      10,000       15,000              10,675       15,075

Gary H. Sander                         12,750        8,750              50,018        7,138

(1) Based upon the market value of the underlying securities at year-end, minus the exercise or base price.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Mr. Vuylsteke and Mr. Jackson providing for their continued employment as executives until May 31, 1999 at base annual salary rates of $155,000 and $140,000, respectively. In the event of employment termination without cause, the Company shall pay each of them monthly severance for the remaining term of the agreement, at the rate of 150 percent of his then-current base salary and incentive bonus and the fair market value of all stock awards which vested during the twelve months prior to termination.

         Messrs. Voet and Sander are employed by Chemed pursuant to agreements providing for their continued employment as senior executives until May 31, 2001 and 1999, respectively. The remaining terms and conditions of these agreements are the same as those of Messrs. Vuylsteke and Jackson's agreements, except that Mr. Voet is to be a management nominee for election as a

Chemed director. The Company reimburses Chemed for 85 percent of such costs in 1997 with respect to Mr. Voet, and 100 percent with respect to Mr. Sander, valued at $560,022 in the aggregate for l996, pursuant to a services agreement with Chemed referred to below under "Certain Arrangements and Transactions".

COMPARATIVE STOCK PERFORMANCE GRAPH

         The line graph below compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock, as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period January 1, 1992 to December 31, 1996, assuming dividend reinvestment, and (B) the difference between the Company's share price at January 1, 1992 and December 31, 1996; by (ii) the share price at January 1, 1992, with

(i) the cumulative total return, assuming reinvestment of dividends, of the Media General Market Index; and

(ii) the cumulative total return, assuming reinvestment of dividends, of the Media General Wholesale-Nondurable Index.

                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 1996

                                               12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
                                               --------    --------    --------    --------    --------    --------
National Sanitary Supply Co.                    100.00      130.94      194.90      180.49      177.05      202.54
Media General Market Index                      100.00      104.00      119.39      118.39      153.50      185.38
Media General Wholesale-Nondurable Index        100.00      110.81      121.92      120.16      156.48      173.63

(a) FISCAL YEAR ENDS 12/31. ASSUMES $100 INVESTED ON 1/1/92.

SOURCE: MEDIA GENERAL

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth as of December 31, 1996 information with respect to the only persons who are known to be the beneficial owners of more than 5 percent of the Common Stock of the Company:

                                              Amount and
                                              Nature of            Percent
Title of          Name and Address of         Beneficial           of
Class             Beneficial Owner            Ownership(1)         Class
--------          -------------------         ------------         --------
Common Stock      Chemed Corporation          5,144,551             83.4%
Par Value $1      2600 Chemed Center          Shares; Direct
Per Share         255 East Fifth St.          (2)
                  Cincinnati, OH 45202

Common Stock      PNC Bank Corporation        363,184 shares;       5.8%
Par Value $1      One PNC Plaza               Trustee of the
Per Share         249 Fifth Avenue            Company's
                  Pittsburgh, PA 15222        Profit Sharing
                                              and Thrift
                                              Savings Plan(3)

(1) As reported to the Securities and Exchange Commission by the beneficial owners.

(2) Sole voting power, 5,144,551 shares; sole dispositive power, 5,144,551 shares.

(3) Shared voting power, 363,184 shares; shared dispositive power
363,184 shares.

                  The following table sets forth information as of December 31, 1996 with respect to the Common Stock of the Company and the capital stock of Chemed beneficially owned by all nominees and Directors of the Company, each of the executive officers named in the Summary Compensation Table, and the Company's directors and executive officers as a group:

Name               Title of Class     Amount and Nature of         Percent of
                                      Beneficial Ownership(1)      Class (2)
----               --------------     -----------------------      ----------
E.L. Hutton        National Common     36,067 Direct
                   Stock               53,600 Option
                                        3,194 Trustee
                   Chemed Capital      38,937 Direct
                   Stock               63,250 Option
                                        3,967 Trustee

P.C. Voet          National Common     38,948 Direct                  1.1%
                   Stock               72,500 Option
                   Chemed Capital      26,610 Direct
                   Stock                1,000 Option
                                              Trustee(3)

R.B. Garber        National Common     27,366 Direct
                   Stock
                   Chemed Capital       1,543 Direct
                   Stock

J.A. Cunningham    National Common      1,000 Direct
                   Stock
                   Chemed Capital       1,000 Direct
                   Stock                  500 Trustee

N.C. Dallob        National Common      4,400 Direct
                   Stock                3,312 Option
                   Chemed Capital       7,973 Direct
                   Stock                4,750 Option

C.H. Erhart, Jr.   National Common      5,000 Direct
                   Stock
                   Chemed Capital       1,500 Direct
                   Stock

N. Gilliatt        National Common      1,000 Direct
                   Stock
                   Chemed Capital       3,400 Direct
                   Stock

W.J. Hoekman       National Common          100 Direct
                   Stock
                   Chemed Capital            None
                   Stock

T.C. Hutton        National Common        4,556 Direct
                   Stock                  3,500 Option
                                          3,194 Trustee
                   Chemed Capital        18,003 Direct
                   Stock                 12,250 Option

                                          4,567 Trustee (3)

W.D. Jackson       National Common        5,346 Direct
                   Stock                 10,000 Option
                   Chemed Capital           288 Direct
                   Stock

C.O. Lane          National Common       29,529 Direct
                   Stock                 50,000 Option
                   Chemed Capital         8,042 Direct
                   Stock

S.E. Laney         National Common        4,936 Direct
                   Stock                  2,188 Option
                   Chemed Capital        29,953 Direct
                   Stock                 40,750 Option
                                                Trustee (3)

J.M. Mount         National Common          100 Direct
                   Stock
                   Chemed Capital         7,620 Direct
                   Stock

K.J. McNamara      National Common        4,542 Direct
                   Stock                  5,625 Option
                   Chemed Capital        14,401 Direct
                   Stock                 24,250 Option
                                                Trustee (3)

T.S. O'Toole       National Common        3,977 Direct
                   Stock                  1,250 Option
                   Chemed Capital        14,288 Direct
                   Stock                 23,000 Option

D.W. Robbins,      National Common        2,000 Direct
Jr.                Stock
                   Chemed Capital         2,000 Direct
                   Stock

G.H. Sander        National Common        8,935 Direct
                   Stock                 12,750 Option
                   Chemed Capital         8,977 Direct
                   Stock

K.F. Vuylsteke     National Common       14,027 Direct
                   Stock                 16,188 Option
                   Chemed Capital         1,117 Direct
                   Stock

G.J. Walsh III     National Common        1,100 Direct
                   Stock
                   Chemed Capital         1,100 Direct
                   Stock

Directors and      National Common      192,929 Direct              2.94%
Executive          Stock                231,163 Option              3.52%
Officers as a                             3,194 Trustee
Group (19          Chemed Capital       186,252 Direct              1.81%
Persons)           Stock                169,250 Option              ----
                                         72,200 Trustee (4)         1.64%
                                                                    ----


FOOTNOTES TO STOCK OWNERSHIP TABLE

(1) Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Chemed capital stock and the Company's Common Stock allocated as at December 31, 1996 to the account of each named person or member of the group participating under Chemed's Savings and Investment Plan, Chemed's Employee Stock Ownership Plans, and the Company's Thrift and Profit Sharing Plan), (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. "Direct" refers to securities in categories (a) and (b) and "Trustee" to securities in category (c). Where securities would fall into both "Direct" and "Trustee" classifications, they are included under "Trustee" only. "Option" refers to shares which the named person or group has a right to acquire within 60 days from December 31, 1996. For purposes of determining the Percent of Class, all shares subject to stock option, which were exercisable within 60 days of December 31, 1996, were assumed to have been issued.

(2)  Percent of Class under 1.0 percent is not shown.

(3) Messrs. T.C. Hutton, McNamara and Voet and Mrs. Laney are trustees of the Chemed Foundation which holds 66,153 shares of Chemed capital stock over which the trustees share both voting and investment power. This number is included in the total number of "Trustee" shares held by the Directors and Executive Officers as a Group, but is not reflected in the respective holdings of the individual trustees.

(4) Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require the Company's directors and certain officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                  Based on review of the copies of such forms furnished to the Company and on the written representations of those who have not furnished such forms that, with respect to 1996, no Forms 5 were required to be filed with the SEC, the Company believes that during the period January 1, 1996 through December 31, 1996, the Company's officers, directors and greater than 10 percent shareholders have complied with all Section 16(a) filing requirements, with the exception of Mr. Garber, who filed a Form 4 in October l996 reflecting the exercise of 2,500 options in March 1996 and who filed a Form 5 in January l997 reflecting the sale of 1,000 shares of Company Stock in March 1996.

                CERTAIN ARRANGEMENTS AND TRANSACTIONS

TRANSACTIONS WITH CHEMED

                  CASH MANAGEMENT AND FINANCING. The Company deposits funds in excess of its working capital requirements with Chemed for short-term investment and Chemed may make short-term loans to the Company for working capital needs. These unsecured demand deposits and short-term loans bear interest at fifty basis points over U.S. Treasury Notes. At January 31, 1996, the Company had a short-term loan from Chemed of $3,805,000, which represented the largest loan balance during the year. The amount of interest expense paid to Chemed during 1996 for the combination of demand deposits and short-term loans was $129,000.

                  Chemed loaned the Company $11 million on November 10, 1988 at an interest rate of 10.67 percent, due in eleven equal annual installments beginning November 1, 1993. The Company paid $1 million on this note November 1, 1996. The Company borrowed $8 million from Chemed on January 1, 1993, executing a promissory note at an interest rate of 7.66 percent, with interest payable quarterly and the principal payable in full on January 1, 1998. The Company paid Chemed interest of $1,449,000 in l996 on these loans. The Company used these funds to acquire NSS-Southwest and real estate in Tempe, Arizona. The loans are evidenced by promissory notes which provide Chemed with a call at any time in the event the debtor becomes insolvent; files, or consents to the filing of, a petition for protection under any bankruptcy or insolvency law in any jurisdiction; makes an assignment for the benefit of its creditors; or assigns its obligations thereunder to any third party without Chemed's consent.

                  During 1996, non-union employees of the Company participated in Chemed's ESOPs. The Company paid Chemed 75 percent of the average monthly price of Chemed stock during 1996 for these shares to be allocated to employees' accounts, or $1,530,000.

                  SERVICE ARRANGEMENTS. As a subsidiary of Chemed and pursuant to an agreement with Chemed, the Company uses certain administrative, financial, insurance, tax, audit, legal, managerial and other services provided by Chemed. The Company pays fees for these services based on Chemed's costs. During 1996, the Company paid Chemed $596,000 for such services.

                  LEASES. The Company has lease arrangements with Chemed for its headquarters office facility in Cincinnati, Ohio and for a portion of its transportation equipment. The rents paid by the Company to Chemed totaled $509,000 in 1996 and represented Chemed's cost to provide such leases.

                  STATE AND LOCAL INCOME TAXES. Should any state or locality impose an income or franchise tax on Chemed or the Company by combining or consolidating all or part of the income, losses, properties, payrolls, sales or other attributes of Chemed and the Company or one of Chemed's subsidiaries, Chemed and the Company have agreed the Company will reimburse Chemed for the Company's share of such franchise or income tax, or Chemed shall reimburse the Company for Chemed's share of such franchise or income tax, as the case may be. The amount to be reimbursed is equal to the tax that would have been required to be paid had the Company or Chemed, as the case may be, filed a separate return without the inclusion of any income, losses, properties, payrolls, sales or other attributes of any related parent or subsidiary corporation.

                       PROPOSAL TO APPROVE AND ADOPT THE
                           1997 STOCK INCENTIVE PLAN

                  In view of the few remaining shares available for the grant of additional stock awards or stock options under the previously adopted stock incentive plans, the Board of Directors has approved, subject to stockholder approval, the adoption of the 1997 Stock Incentive Plan (the "Plan") pursuant to which 300,000 shares of the Company's Common Stock may be issued or transferred to key employees as stock incentives. The full text of the proposed Plan is set forth as Exhibit A to this Proxy

Statement and the following discussion is qualified in its entirety by reference to such text.

                                    THE PLAN

                  The Plan will become effective as of the date it is adopted by the stockholders of the Company, i.e., May 19, l997. If it is not adopted by the stockholders, the Plan will be of no force and effect. If it is adopted, no stock options may be granted under the Plan after May 19, 2007. The Board of Directors may terminate the Plan at any earlier time, but outstanding options will continue to be exercisable until they expire in accordance with their terms. The market value of the Common Stock as of March 20, 1997 was $13.00 per share.

                  The Plan authorizes the issuance or transfer of a maximum of 300,000 shares of Common Stock pursuant to stock incentives granted to key employees of the Company and its subsidiaries under the Plan. The maximum number of shares subject to stock options allocable to an individual in any one calendar year is 45,000. No more than 150,000 shares of Common Stock may be issued or transferred pursuant to stock incentives in the form of stock awards under the Plan. For purposes of the Plan, a "subsidiary" is a corporation or other form of business association of which shares (or other ownership interests) having 50 percent or more of the voting power are owned or controlled, directly or indirectly, by the Company and "key employees" are employees of the Company or a subsidiary, including officers and directors thereof, who in the opinion of the Incentive Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company or a subsidiary.

                  Stock incentives granted under the Plan may be in the form of options to purchase Common Stock ("stock options") or in the form of awards of Common Stock in payment of incentive compensation ("stock awards"), or a combination of stock awards and stock options.

                  The Plan shall be administered by a Committee (the "Incentive Committee") consisting of no fewer than three persons designated by, and serving at the pleasure of, the Board of Directors of the Company. ("Board")

                  The Incentive Committee designates the key employees of the Company and its subsidiaries who might participate in the Plan and the form and terms of the number of shares covered by each stock incentive granted thereunder. In making such designation the Committee may consider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant.

                  Under the Plan, a stock incentive in the form of a stock award will consist of shares of Common Stock issued as incentive compensation earned or to be earned by the employee. Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Incentive Committee shall designate.

                  Under the Plan, a stock incentive in the form of a stock option will provide for the purchase of shares of Common Stock in the future at an option price per share which will not be less than l00 percent of the fair market value of the shares covered thereby on the date the stock option is granted. Each option shall be exercisable in full or in part one year after the date the option is granted, or may become exercisable in one or more installments and at such time or times, as the Incentive Committee shall determine or upon various circumstances which may result in a change of control; provided, however, that in no event shall an option be exercisable until six months after the date the option is granted. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option. Any term or provision in any outstanding option specifying when the option may be exercisable or that it be exercisable in installments may be modified at any time during the life of the option by the Incentive Committee, provided, however, no such modification of an outstanding option shall, without the consent of the optionee, adversely affect any option theretofore granted to him.

                  Upon the exercise of an option, the purchase price shall be paid in cash or, if so provided in the option, in shares of Common Stock or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares. Options shall be granted for such lawful consideration as the Incentive Committee shall determine.

                  All stock options granted under the Plan will expire within ten years from the date of grant. A stock option is not transferable or assignable by an optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, and each option is exercisable, during his lifetime, only by him. Unexercised options terminate upon termination of employment, except that if termination arises from a resignation with the consent of the Incentive Committee, the options terminate three months after such termination of employment, and except further that if an optionee ceases to be an employee by reason of his death while employed, retirement or disability, or if he should die within three months following his resignation with the consent of the Board, the options terminate fifteen months after an optionee's termination of employment but may be exercised only to the extent that they could have been exercised by the optionee, had he lived, three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes, if approved by the Board, does not constitute a termination of employment, but no options are exercisable during any such leave of absence.

                  Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by the transfer to the Company of shares of the Company's Common Stock at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

                  None of the stock options granted under the Plan will be "restricted", "qualified" or "incentive" stock options or options granted pursuant to an "employee stock purchase plan" as the quoted terms are defined in Sections 422 through 424 of the Internal Revenue Code of 1986, as amended.

                  With respect to stock awards in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock and the Company will be entitled to a deduction for the same amount. With respect to stock awards that are settled in shares of Common Stock that is restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the Common Stock at the first time such stock becomes transferable or not subject to a substantial risk of forfeiture, whatever occurs earlier, and the Company will be entitled to a deduction for the same amount.

                  An optionee realizes no taxable income by reason of the grant of a nonstatutory option. Subject to insider trading restrictions, upon exercise of the option, an optionee realizes compensation taxable as ordinary income in the amount of the excess of the fair market value of the stock over the option price on the date of exercise. Upon the sale of stock acquired pursuant to the exercise of an option, an optionee realizes either a capital gain or a capital loss based upon the difference between his selling price and the fair market value of the stock on the date of exercise. Such capital gain or loss, as the case may be, will be either short term or long term depending on the period elapsed between the date of exercise and the date of sale. In those instances where the employee receives compensation taxable as ordinary income, the Company or a subsidiary will generally be entitled to a Federal income tax deduction in the amount of such compensation. An employee will not recognize gain on previously owned shares of the Company's Common Stock if he exercises an option and transfers such shares to the Company in payment of the option price. Taxes payable by an optionee or awardee on exercise of an option or removal of restrictions on an award may be paid in cash, surrender of shares, or withholding of shares of Common Stock as the Incentive Committee shall determine.

                  The Board may amend the Plan subject, in the case of specified amendments, to stockholder approval. The Plan may be discontinued at any time by the Board. No amendment or discontinuance of the Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the Plan.

                  No determination has or can be made as to prospective grants of stock incentives under the Plan to any persons, or as to such grants which would have been made had the Plan been in effect during 1996. The proceeds of sale of Common Stock under the Plan will be used by the Company for general corporate purposes.

                  In order to effect the approval and adoption of the Plan, the following resolution will be presented to the Annual Meeting:

                  "RESOLVED THAT THE 1997 STOCK INCENTIVE PLAN SET FORTH AS EXHIBIT A TO THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF THE ANNUAL MEETING OF THE STOCKHOLDERS OF NATIONAL SANITARY SUPPLY COMPANY TO BE HELD MAY 19, 1997 BE AND THE SAME HEREBY IS APPROVED AND ADOPTED."

                  The affirmative vote of the holders of a majority of the voting power of the stockholders represented at the meeting will be necessary for the adoption of the foregoing resolution, with abstentions having the effect of negative votes, and broker non-votes deemed to be absent shares. The approval and adoption of the Plan is not a matter which is required to be submitted to a vote of the stockholders of the Company. The reason for submitting such proposal to a vote of the stockholders is to comply with ss.162(m) of the Internal Revenue Code of 1986, as amended, which allows the deduction of certain executive compensation in excess of $1,000,000. Management has not determined what course of action it intends to take in the event of a negative vote on the proposal by stockholders.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN.

                       PROPOSAL TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

                  The Board of Directors has approved, declared advisable and recommends to the stockholders that an amendment to the Company's Amended Certificate of Incorporation ("Certificate") be adopted increasing the number of authorized shares of Common Stock from 7,000,000 to 9,000,000(the "Proposed Amendment"). At March 19, 1997, there were 6,192,965 shares of Common Stock outstanding, 570,239 shares reserved for potential exercise of stock options previously granted and 41,195 shares reserved for possible grant under the Company's 1986, 1988 and l995 Stock Incentive Plans. This leaves 195,601 shares of Common Stock available for issuance out of the 7,000,000 presently authorized. Upon adoption of the Proposed Amendment 2,195,601 shares of Common Stock would be available for issuance by the Board of Directors for purposes for which shares are not currently reserved.

                  The Board of Directors believes that it is desirable and in the best interests of the Company and its stockholders that there be a substantial number of authorized shares of Common Stock available for issuance in the future. Such shares may be used for general corporate purposes, including stock splits and stock dividends, acquisitions, public offerings, stock option and other employee incentive plans, including the l997 Stock Incentive Plan, if approved. Authorized but unissued shares are available for issuance from time to time to such persons and for such consideration as the Board of Directors may determine, without requiring further action by the stockholders, except as may be required by law, the Certificate or pursuant to the rules of any stock market on which the shares may then be traded. The Company has no present plans to issue any of the additional shares of Common Stock which would be authorized by adoption of the Proposed Amendment, and there are no pending negotiations, discussions, agreements or understandings which would obligate the Company to the issuance of any such shares.

                  While the Board of Directors believes that it is in the best interests of the stockholders for the Board to have the flexibility to issue additional shares in any or all of the circumstances described in the preceding paragraph, the holders of Common Stock do not have pre-emptive rights and the issuance of additional shares, other than on a pro rata basis to current stockholders, would have the effect of diluting the voting power of current stockholders. In addition, the availability of sufficient authorized and unissued shares could, in certain circumstances, discourage an attempt by another person or entity to acquire control of the Company. The proposal has not, however, been prompted by an attempt by anyone to acquire control of the Company, and the Company is not aware of any such attempt.

                  If the Proposed Amendment is adopted, the first sentence of
Article 4 of the Certificate would be amended to read as follows:

                            4. The total number of shares of stock which the
                  Corporation shall have authority to issue is Ten Million (10,000,000), of which Nine Million (9,000,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Nine Million Dollars ($9,000,000), shall be Common Stock and of which One Million (1,000,000) shares, of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Million Dollars ($1,000,000), shall be Preferred Stock.

                  Adoption of the Proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, with abstentions having the effect of negative votes, and broker non-votes deemed to be absent shares.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                  The Board of Directors has selected the firm of Price Waterhouse LLP as independent accountants for the Company and its consolidated subsidiaries for the year 1997. This firm has acted as independent accountants for Chemed since 1970 and for the Company since 1983.

                  Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of Price Waterhouse will be submitted for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the voting power of the stockholders represented at the meeting with abstentions having the effect of negative votes and broker nonvotes deemed to be absent shares, will be necessary to ratify the selection of Price Waterhouse as independent accountants for the Company and its consolidated subsidiaries for the year 1997. If the selection is not ratified at the meeting, the Board of Directors will reconsider its selection of independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                  It is expected that a representative of Price Waterhouse will be present at the Company's Annual Meeting. Such representative shall have the opportunity to make a statement if he so desires and shall be available to respond to appropriate questions raised at the meeting.

                             STOCKHOLDER PROPOSALS

                  Any proposals by stockholders intended to be included in the proxy materials for presentation at the 1998 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 6, 1997.

                                 OTHER MATTERS

                  As of the date of this Proxy Statement, management knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

                  The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may solicit, without extra remuneration, proxies personally, by telephone or by facsimile from some stockholders if such proxies are not promptly received. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

                                    Naomi C. Dallob
                                    Secretary


April 4, 1997

                                    EXHIBIT A

                        NATIONAL SANITARY SUPPLY COMPANY
                            1997 STOCK INCENTIVE PLAN


        1. PURPOSES: The purposes of this Plan are (a) to secure for the Corporation the benefits of incentives inherent in ownership of Common Stock by Key Employees, (b) to encourage Key Employees to increase their interest in the future growth and prosperity of the Corporation and to stimulate and sustain constructive and imaginative thinking by Key Employees, (c) to further the identity of interest of those who hold positions of major responsibility in the Corporation and its Subsidiaries with the interests of the Corporation's stockholders, (d) to induce the employment or continued employment of Key Employees and (e) to enable the Corporation to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent executives.

        2. DEFINITIONS: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section 2.

            BOARD OF DIRECTORS: The Board of Directors of the Corporation.

            COMMON STOCK: The Common Stock of the Corporation, par value $l.00 per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of section 8.

            CORPORATION: National Sanitary Supply Company, a Delaware corporation.

            FAIR MARKET VALUE: As applied to any date, the last trading price of a share of Common Stock on the principal stock exchange on which the Common Stock is listed or, if it is not so listed, as reported by the National Association of Securities Dealers Automated Quotation System on such date or, if no sales were made on such date, on the next preceding date on which there were sales of Common Stock; provided, however, that, if the Common Stock is not so listed or quoted, Fair Market Value shall be determined in accordance with the method approved by the Board of Directors, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his

                                    Page A-1
delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

            INCENTIVE COMMITTEE: The Incentive Committee designated to administer this Plan pursuant to the provisions of section 10.

            INCENTIVE COMPENSATION: Bonuses and extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently or on a deferred basis, in cash, Common Stock or other property, awarded by the Corporation or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the stockholders of the Corporation.


            KEY EMPLOYEE: An employee of the Corporation or of a Subsidiary who in the opinion of the Incentive Committee can contribute significantly to the growth and successful operations of the Corporation or a Subsidiary. The grant of a Stock Incentive to an employee shall be deemed a determination by the Incentive Committee that such employee is a Key Employee. For the purposes of this Plan, a director or officer of the Corporation or of a Subsidiary shall be deemed an employee regardless of whether or not such director or officer is on the payroll of, or otherwise paid for services by, the Corporation or a Subsidiary.

            OPTION: An option to purchase shares of Common Stock.


            PERFORMANCE UNIT: A unit representing a share of Common Stock, subject to a Stock Award, the issuance, transfer or retention of which is contingent, in whole or in part, upon attainment of a specified performance objective or objectives, including, without limitation, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Common Stock, or (b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Corporation (on a consolidated or unconsolidated basis) or of any one or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing factors.

            PLAN: The l997 Stock Incentive Plan herein set forth as the same may from time to time be amended.

                                    Page A-2

            STOCK AWARD: An issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future, including, without limitation, such an issuance, transfer or undertaking with respect to Performance Units.

            STOCK INCENTIVE: A stock incentive granted under this Plan in one of the forms provided for in section 3.

            SUBSIDIARY: A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

        3. GRANTS OF STOCK INCENTIVES:

            (a) Subject to the provisions of this Plan, the Incentive Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Key Employees.

            (b) Stock Incentives may be granted in the following forms:

                  (i)   a Stock Award, or
                  (ii)  an Option, or
                  (iii) a combination of a Stock Award and an
                        Option.

        4.  STOCK SUBJECT TO THIS PLAN:

            (a) Subject to the provisions of paragraphs (c) and (d) of this section 4 and of section 8, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to Stock Incentives granted under this Plan shall not exceed 300,000 shares.

            (b) The maximum aggregate number of shares of Common Stock issuable or transferrable as Options to a single individual in any one calendar year shall not exceed 45,000 shares. The maximum aggregate number of shares of Common Stock issuable or transferrable as Stock Awards under this Plan shall not exceed 150,000 shares.

            (c) Authorized but unissued shares of Common Stock and shares of Common Stock held in the treasury, whether acquired by the Corporation specifically for use under this Plan or

                                    Page A-3
otherwise, may be used, as the Board of Directors may from time to time determine, for purposes of this Plan, provided, however, that any shares acquired or held by the Corporation for the purposes of this Plan shall, unless and until transferred to a Key Employee in accordance with the terms and conditions of a Stock Incentive, be and at all times remain treasury shares of the Corporation, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

            (d) If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred and shall cease to be issuable or transferable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Corporation or a Subsidiary because of an employee's failure to comply with the terms and conditions of a Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Corporation or a Subsidiary shall no longer be charged against any of the limitations provided for in paragraphs (a) or (b) of this section 4 and may again be made subject to Stock Incentives.

        5.  STOCK AWARDS:  Stock Incentives in the form of Stock
Awards shall be subject to the following provisions:

            (a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

            (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than l00% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Key Employee and whether or not such shares are subject to restrictions which affect their value.

            (c) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Key Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Incentive Committee shall determine. In the event that any such issuance or transfer shall not be made to the Key Employee at the time the Stock Award is granted, the Incentive Committee may provide for payment to such Key Employee, either in cash or in shares of Common Stock from

                                    Page A-4
time to time or at the time or times such shares shall be issued or transferred to such Key Employee, of amounts not exceeding the dividends which would have been payable to such Key Employee in respect of such shares (as adjusted under section 8) if they had been issued or transferred to such Key Employee at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Corporation, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered.

            (d) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Incentive Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a stockholder of the Corporation fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written instrument in such form as the Board of Directors shall determine, provided the Stock Award is consistent with this Plan and incorporates it by reference.

        6. OPTIONS: Stock Incentives in the form of Options shall be subject to the following provisions:

            (a) Upon the exercise of an Option, the purchase price shall be paid in cash or, if so provided in the Option or in a resolution adopted by the Incentive Committee (and subject to such terms and conditions as are specified in the Option or by the Incentive Committee), in shares of Common Stock or in a combination of cash and such shares. Shares of Common Stock thus delivered shall be valued at their Fair Market Value on the date of exercise. Subject to the provisions of section 8, the purchase price per share shall be not less than l00% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

            (b) Each Option shall be exercisable in full or in part six months after the date the Option is granted, or may become exercisable in one or more installments and at such time or times, as the Incentive Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or

                                    Page A-5
in part until the expiration or termination of the Option. Subject to the first sentence of this paragraph, any term or provision in any outstanding Option specifying when the Option is exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Incentive Committee, provided, however, no such modification of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to him. Subject to the preceding provisions of this paragraph, an Option will become immediately exercisable in full if at any time during the term of the Option the Corporation obtains actual knowledge that any of the following events has occurred, irrespective of the applicability of any limitation on the number of shares then exercisable under the Option: (1) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than Chemed Corporation or the Corporation or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Corporation's then outstanding voting securities; (2) the expiration of a tender offer or exchange offer, other than an offer by the Corporation or Chemed Corporation, pursuant to which 20 percent or more of the shares of the Corporation's Common Stock or Chemed Corporation's capital stock have been purchased; (3) the stockholders of the Corporation or Chemed Corporation have approved (i) an agreement to merge or consolidate with or into another corporation and the Corporation or Chemed Corporation is not the surviving corporation or (ii) an agreement to sell or otherwise dispose of all or substantially all of the assets of Chemed Corporation or the Corporation (including a plan of liquidation); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

            (c) Each Option shall be exercisable during the life of the optionee only by him or any assignee or transferee permitted by Section 6(f), and, after his death, only by his estate or by a person who acquired the right to exercise the Option pursuant to one of the provisions of Section 6(f). An Option, to the extent that it shall not have been exercised, shall terminate when the optionee ceases to be an employee of the Corporation or a Subsidiary, unless he ceases to be an employee because of his resignation with the consent of the Incentive Committee (which consent may be given before or after resignation), or by reason

                                    Page A-6
of his death, incapacity or retirement under a retirement plan of the Corporation or a Subsidiary. Except as provided in the next sentence, if the optionee ceases to be an employee by reason of such resignation, the Option shall terminate three months after he ceases to be an employee. If the optionee ceases to be an employee by reason of such death, incapacity or retirement, or if he should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after he ceases to be an employee. Where an Option is exercised more than three months after the optionee ceased to be an employee, the Option may be exercised only to the extent it could have been exercised three months after he ceased to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Incentive Committee, be deemed a termination of employment within the meaning of this paragraph (c); provided, however, that an Option may not be exercised during any such leave of absence. Notwithstanding the foregoing provisions of this paragraph (c) or any other provision of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years. Where an Option is granted for a term of less than ten years, the Incentive Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years from the date the Option was granted.

            (d) Options shall be granted for such lawful consideration as the Board of Directors shall determine.

            (e) Neither the Corporation nor any Subsidiary may directly or indirectly lend any money to any person for the purpose of assisting him to purchase or carry shares of Common Stock issued or transferred upon the exercise of an Option.

            (f) No Option nor any right thereunder may be assigned or transferred by the optionee except:

               (i)  by will or the laws of descent and distribution;

              (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder;

             (iii) by an optionee who, at the time of the transfer, is not subject to the provisions of Section 16 of the 1934 Act, provided such transfer is to or for the benefit of (including but

                                    Page A-7
not limited to trusts for the benefit of) the optionee's spouse or lineal descendants of the optionee's parents; or

              (iv) by an optionee who, at the time of the transfer, is subject to the provisions of Section 16 of the 1934 Act, to the extent, if any, such transfer would be permitted under Securities and Exchange Commission Rule 16b-3 or any successor rule thereto, as such rule or any successor rule thereto may be in effect at the time of the transfer.

            If so provided in the Option or if so authorized by the Board of Directors and subject to such terms and conditions as are specified in the Option or by the Incentive Committee, the Corporation may, upon or without the request of the holder of the Option and at any time or from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so cancelled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

            (g) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions, and shall be in such form, as the Incentive Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option, if so granted by the Incentive Committee, may include restrictions and limitations in addition to those provided for in this Plan.

            (h) Any federal, state or local withholding taxes payable by an optionee or awardee upon the exercise of an Option or upon the removal of restrictions of a Stock Award shall be paid in cash, or in such other form as the Incentive Committee may authorize from time to time, including the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee or awardee. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date such are surrendered to the Corporation or authorized to be withheld.

            7. COMBINATIONS OF STOCK AWARDS AND OPTIONS: Stock Incentives authorized by paragraph (b)(iii) of section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions:

               (a) A Stock Incentive may be a combination of any form of Stock Award with any form of Option; provided, however, that

                                    Page A-8
the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 6.

               (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Incentive Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Incentive Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

        8. ADJUSTMENT PROVISIONS: In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Corporation or a sale by the Corporation of all or a part of its assets exchanged for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid per share or other security by the Corporation or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Corporation or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted.

        9. TERM: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the stockholders of the Corporation. No Stock Incentives shall be granted under this Plan after May 19, 2007.

        10. ADMINISTRATION:

               (a) The Plan shall be administered by the Incentive Committee, which shall consist of no fewer than three persons designated by the Board of Directors. Grants of Stock Incentives may be made by the Incentive Committee either in or without

                                    Page A-9
consultation with employees, but, anything in this Plan to the contrary notwithstanding, the Incentive Committee shall have full authority to act in the matter of selection of all Key Employees and in determining the number of Stock Incentives to be granted to them.

               (b) The Incentive Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Incentive Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its Subsidiaries, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

               (c) Members of the Board of Directors and members of the Incentive Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

        11. GENERAL PROVISIONS:

               (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or of a Subsidiary to terminate the employment of any employee with or without cause.

               (b) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Corporation, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to counsel to the Corporation, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.


                                    Page A-10

               (c) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him.

               (d) The Corporation or a Subsidiary may, with the approval of the Incentive Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be a Key Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

               (e) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Incentive Committee so directs, be implemented by the Corporation issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Board of Directors may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Incentive Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Incentive Committee, on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Incentive Committee shall specify.

               (f) The Corporation or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

               (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Corporation or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock bonus or stock option plan.


                                    Page A-11

        12. AMENDMENTS AND DISCONTINUANCE:

               (a) This Plan may be amended by the Board of Directors, provided that, without the approval of the stockholders of the Corporation, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in paragraph (a) of section 4, (ii) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred under the Plan to an individual as provided in paragraph (b) of section 4, (iii) withdraws the administration of this Plan from the Incentive Committee, (iv) permits any person who is not at the time a Key Employee of the Corporation or of a Subsidiary to be granted a Stock Incentive, (v) permits any Option to be exercised more than ten years after the date it is granted, (vi) amends section 9 to extend the date set forth therein or (vii) amends this section 12.

               (b) Notwithstanding paragraph (a) of this section 12, the Board of Directors may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Should the provisions of Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934 be amended, the Board of Directors may amend the Plan in accordance therewith.

               (c) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

               (d) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Corporation shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

                                    Page A-12

NATIONAL SANITARY SUPPLY COMPANY
2900 CHEMED CENTER
255 EAST FIFTH STREET                 PLEASE MARK, SIGN, DATE AND RETURN PROXY
CINCINNATI, OHIO  45202               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 1997.

The undersigned hereby appoints E. L. Hutton and P.C. Voet as Proxies, both with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of National Sanitary Supply Company held of record by the undersigned on March 19, 1997, at the Annual Meeting of Stockholders to be held on May 19, 1997, or at any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(1) Election of Directors (mark only ONE box):

 [ ]FOR all nominees  [ ]FOR nominees listed EXCEPT  [ ]WITHHOLD ALL AUTHORITY
    listed.              THOSE WHOSE NAMES I HAVE       to vote in the selection
                         STRICKEN.                      of directors


Edward L. Hutton             Will J. Hoekman              John M. Mount
Paul C. Voet                 Thomas C. Hutton             Timothy S. O'Toole
Robert B. Garber             W. Dwight Jackson            D. Walter Robbins, Jr.
Naomi C. Dallob              Charles O. Lane              Gary H. Sander
Charles H. Erhart, Jr.       Sandra E. Laney              Kenneth F. Vuylsteke
Neal Gilliatt                Kevin J. McNamara            George J. Walsh III


(2) Approve an amendment to National Sanitary Supply Company's Amended Certificate of Incorporation increasing the number of authorized shares.

           [ ] FOR          [ ]  AGAINST      [ ] ABSTAIN


(3) Approval and adoption of the 1997 Stock Incentive Plan.

           [ ] FOR          [ ]  AGAINST      [ ] ABSTAIN

(4) Ratifying the selection of independent accountants.

           [ ] FOR          [ ]  AGAINST      [ ] ABSTAIN

(5) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2),
(3) AND (4).

                           DATED: _________________________________, 1997
                                       (Be sure to date Proxy)

                           SIGNED:
                                  -------------------------------------------

                                  -------------------------------------------
                                  (Please sign exactly as names appear at left)

                                   When signed on behalf of a corporation,
                                   partnership, estate, trust, or other
                                   stockholder, state your title or capacity or otherwise indicate that you are authorized to sign.